Spark Networks(R) Reports First Quarter 2008 Financial Results

Lower Cash Operating Expenses and Better Marketing Efficiency Improve Margins

BEVERLY HILLS, CA -- 05/01/2008 -- Spark Networks, Inc. (AMEX: LOV), a leading provider of online personals services, today reported financial results for the first quarter ended March 31, 2008.

First Quarter Highlights

--  Continued sequential quarterly revenue growth at JDate®.com
--  Contribution margin reaches 73%, second highest over the past 13 quarters
--  801,000 shares repurchased in Q1 reduced shares outstanding to 25.3 million

"Our overall strategy has been and continues to be to strengthen our position in the affinity-based segment of the subscription-driven dating market," stated Adam Berger, Chairman and Chief Executive Officer of Spark Networks, Inc. "Our focus on affinity markets as well as the improved infrastructure and efficiencies we have put into place over the past year continue to bear fruit."

"Despite a reduction in revenue driven by continued declines in the General Market Segment, adjusted EBITDA(1), excluding gains from a currency translation adjustment and the reversal of accrued credit card fines from a prior period, reached $4.0 million or a 26% margin. In addition, contribution margin reached 73% -- a three percentage point increase over the prior quarter and our second best over the past 13 quarters."

"JDate.com grew for the third straight quarter following last year's price increase and we continued JDate's international expansion with the launch of JDate.co.uk for the United Kingdom. In addition, we accelerated our ad sales initiative, increasing advertising revenue 30% over the prior quarter."

Berger concluded, "Our strategic and operating priorities for the next few quarters are to fuel JDate's growth through new product enhancements and further global expansion, examine additional marketing strategies to grow Other Affinity Networks, manage the General Market segment to attractive margins and cash flow, and leverage the increasing traction of our advertising offering to increase the contribution of ad sales to our total revenue."

Financial Results

Revenue for the first quarter of 2008 was $15.0 million, a decrease of 11% compared to $16.8 million in the first quarter of 2007, and a 6% decrease over the prior quarter.

Contribution(2) for the first quarter of 2008 was $11.0 million, an increase of 9% compared to $10.1 million for the first quarter of 2007, and a 2% decrease over the prior quarter.

Operating expenses for the first quarter of 2008 were $8.5 million, a decrease of 27% compared to $11.7 million for the first quarter of 2007, and a 12% decrease compared to $9.6 million for the fourth quarter of 2007. The $3.2 million decrease over the first quarter of 2007 is primarily attributable to a $1.3 million decrease in G&A expense and a $1.9 million impairment expense associated with the book carrying value of goodwill for AmericanSingles® in the first quarter of 2007. The Company did not incur any impairment expenses in the first quarter of 2008. The decrease in G&A expense can be primarily attributed to the absence of Scheme of Arrangement costs, lower share-based compensation expense and lower credit card fees in the first quarter of 2008. Lower credit card fees were due to lower revenue and a $121,000 reversal of previously accrued credit card fines.

Net income for the first quarter of 2008 was $1.6 million, or $0.06 per share, compared to a net loss of $1.4 million, or $(0.04) per share, for the first quarter of 2007. The increase to net income reflects higher contribution, lower G&A expenses, and a $359,000 benefit from a currency translation adjustment, all of which were offset by a higher tax provision in the first quarter of 2008. In addition, the Company did not incur any asset impairment charges in the first quarter of 2008. Earnings per share increased due to a combination of higher net income and an approximate five million share reduction in fully diluted weighted average shares outstanding.

Adjusted EBITDA for the first quarter of 2008 was $4.4 million, an increase of 69% compared to $2.6 million for the first quarter of 2007, and a 10% increase versus the prior quarter. The increase in adjusted EBITDA for the first quarter of 2008 versus the first quarter of 2007 is primarily due to higher contribution, a $359,000 benefit from a currency translation adjustment, lower credit card fees and the absence of Scheme of Arrangement costs. Excluding Scheme of Arrangement costs, the currency translation benefit, the reversal of credit card fines accrued in a previous period and the write-off of a deposit with a merchant processor, first quarter 2008 adjusted EBITDA increased 33%, to $4.0 million, compared to $3.0 million in the first quarter of 2007, and a 5% increase over the prior quarter. See the attached Consolidated Statement of Operations for a reconciliation of EBITDA and adjusted EBITDA to net income.

Average paying subscribers(3) for the Company, as a whole, in the first quarter of 2008 were 195,325, a decrease of 16% compared to 231,313 for the first quarter of 2007, and a decrease of 3% compared to 200,850 for the fourth quarter of 2007.

Segment Reporting(4)

The Company reported first quarter 2008 revenue for Jewish Networks of $8.7 million, an increase of 5% compared to $8.3 million for the first quarter of 2007, and an increase of 1% compared to $8.6 million in the prior quarter.

First quarter 2008 revenue for General Market Networks was $2.6 million, a decrease of 48% compared to $5.0 million for the first quarter of 2007, and a decrease of 13% compared to $3.0 million in the prior quarter.

First quarter 2008 revenue for Other Affinity Networks was $3.4 million, an increase of 6% compared to $3.2 million for the first quarter of 2007, and a decrease of 3% compared to $3.5 million in the prior quarter.

First quarter 2008 revenue for Offline & Other Businesses was $426,000, an increase of 92% compared to $222,000 for the first quarter of 2007, and a decrease of 56% compared to $965,000 in the prior quarter. Average paying subscribers for Jewish Networks were 93,411 during the first quarter of 2008, a decrease of 4% compared to 97,124 for the first quarter of 2007, and a decrease of 1% compared to 94,595 in the prior quarter.

Average paying subscribers for General Market Networks were 37,740 during the first quarter of 2008, a decrease of 49% compared to 73,485 for the first quarter of 2007, and a decrease of 10% compared to 41,763 in the prior quarter.

Average paying subscribers for Other Affinity Networks were 61,808 during the first quarter of 2008, an increase of 3% compared to 60,092 from the first quarter of 2007, and flat compared to 61,978 in the prior quarter.

Balance Sheet, Cash, Debt

As of March 31, 2008, the Company had a cash and marketable securities balance of $8.3 million compared to $9.0 million at December 31, 2007. During the quarter, the Company purchased 801,229 shares at an average price of $4.09 per share or $3.3 million. Cash flow from operations for the first quarter of 2008 was $2.9 million versus $3.0 for the first quarter of 2007.

Investor Conference Call

The Company will discuss its financial results during a live teleconference today at 1:30 p.m. Pacific time.

Call Title:                     Spark Networks Q1 '08 Financial Results
Toll-Free (United States):      +1-800-355-4959
International:                  +1-416-695-9719

One-Week Replay
Toll-Free (United States):      +1-800-408-3053
International:                  +1-416-695-5800
Confirmation #:                 3259888

In addition, the Company will host a webcast of the call which will be accessible in the Investor Relations section of the Company's website under "Conference Calls and Presentations" at: http://www.spark.net/investor.htm.

Safe Harbor Statement:

This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes; maintain the strength of our existing brands and maintain and enhance those brands and our dependence upon the telecommunications infrastructure and our networking hardware and software infrastructure; identify and consummate strategic acquisitions and integrate acquired companies or assets; obtain financing on acceptable terms; and successfully implement our current long-term growth strategy. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

About Spark Networks, Inc.:

The Spark Networks portfolio of consumer websites includes, among others, JDate.com (www.jdate.com), AmericanSingles.com (www.americansingles.com), BlackSingles.com (www.blacksingles.com), and ChristianMingle®.com (www.christianmingle.com).

(1) "Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization, share-based compensation and impairment of long-lived assets. Adjusted EBITDA should not be construed as a substitute for net income (loss) or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as adjusted EBITDA is not defined by GAAP. However, the Company regards adjusted EBITDA as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow. As such, management believes that the investment community finds it to be a useful tool to perform meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations.

(2) "Contribution" is defined as net revenue less direct marketing and "Contribution Margin" is defined as Contribution divided by net revenue.

(3) Average paying subscribers are defined as individuals who have paid a monthly fee for access to communication and website features beyond those provided to our members. Average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and end of the month, divided by two. Average paying subscribers for periods longer than one month are calculated as the sum of the average paying subscribers for each month, divided by the number of months in such period.

(4) In accordance with Financial Accounting Standard No. 131, the Company's financial reporting includes detailed data on four separate operating segments. The Jewish Networks segment consists of the Company's JDate.com, JDate.co.il and Cupid.co.il websites and their respective co-branded websites. The General Market Networks segment consists of the Company's AmericanSingles.com website, its co-branded and private label websites, and Date.co.uk and Date.ca. The Other Affinity Networks segment consists of all of the Company's Provo, Utah-based properties which primarily consist of sites targeted towards various religious, ethnic, geographic and special interest groups including BlackSingles.com and ChristianMingle.com. The Company has previously referred to this segment as Affinity Networks. The Offline & Other Businesses segment consists of revenue generated from offline activities, HurryDate events and subscriptions and other websites and businesses.

                            SPARK NETWORKS, INC.
                               BALANCE SHEET
                     (in thousands, except share data)

                                                  March 31,   December 31,
                                                ------------  ------------
                                                    2008          2007
                                                ------------  ------------
Assets
Current assets:
  Cash and cash equivalent                      $      8,311  $      8,796
  Marketable securities                                    -           200
  Restricted cash                                      1,250         1,706
  Accounts receivable                                  1,169         1,433
  Deferred tax asset - current                           959         2,094
  Prepaid expenses and other                           1,761         1,289
                                                ------------  ------------
    Total current assets                              13,450        15,518
Property and equipment, net                            1,271         1,383
Goodwill, net                                         18,863        18,358
Intangible assets, net                                 4,850         5,177
Deferred tax asset - long-term                         3,110         3,106
Deposits and other assets                                415            66
                                                ------------  ------------
      Total assets                              $     41,959  $     43,608
                                                ============  ============

Liabilities and Shareholders’ Equity
Current liabilities:
  Accounts payable                              $        411  $      1,585
  Accrued liabilities                                  4,851         5,550
  Deferred revenue                                     4,791         4,140
                                                ------------  ------------
    Total current liabilities                         10,053        11,275
Deferred tax liabilities                                 685           595
Other non-current liabilities                            830           830
                                                ------------  ------------
    Total liabilities                                 11,568        12,700
Shares subject to rescission                              --         7,480
Commitments and contingencies
Stockholders’ equity:
  Authorized capital stock consists of
   100,000,000 common stock, $0.001 par value;
   issued and outstanding 25,349,315 and
   26,132,789 at March 31, 2008 and December
   31, 2007, respectively, at stated values of:           25            26
  Additional paid-in-capital                          57,488        52,262
  Accumulated other comprehensive income                 844           672
  Accumulated deficit                                (27,966)      (29,532)
                                                ------------  ------------
  Total shareholders’ equity                          30,391        23,428
                                                ------------  ------------
      Total liabilities and shareholders’
       equity                                   $     41,959  $     43,608
                                                ============  ============

                          SPARK NETWORKS, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
            (unaudited in thousands, except per share data)

                                                        Three Months Ended
                                                            March 31,
                                                        ------------------
                                                          2008      2007
                                                        --------  --------

Net revenues                                            $ 15,022  $ 16,820
Direct marketing expenses                                  4,072     6,757
                                                        --------  --------
       Contribution                                       10,950    10,063

Operating expenses:
    Sales & marketing (including share-based
     compensation of $192 and $196)                        1,053       833
    Customer service (including share-based
     compensation of $19 and $26)                            631       842
    Technical operations (including share-based
     compensation of $171 and $139)                        1,063     1,186
    Development (including share-based compensation of
     $159 and $142)                                        1,221     1,146
    General and administrative (including share-based
     compensation of $526 and $970)                        4,176     5,478
    Amortization of intangible assets other than
     goodwill                                                329       344
    Impairment of goodwill                                    --     1,894
                                                        --------  --------
Total operating expenses                                   8,473    11,723
                                                        --------  --------

Operating income (loss)                                    2,477    (1,660)

Interest (income), loss and other expenses, net             (334)     (205)
                                                        --------  --------

Income (loss) before income taxes                          2,811    (1,455)

Provision (benefit) for income taxes                       1,245       (73)
                                                        --------  --------

Net income (loss)                                       $  1,566  $ (1,382)
                                                        ========  ========

Net income (loss) per share - basic                     $   0.06  $  (0.04)
                                                        --------  --------
Net income (loss) per share - diluted                   $   0.06  $  (0.04)
                                                        --------  --------
Weighted average shares outstanding - basic               26,004    30,868
Weighted average shares outstanding - diluted             26,027    30,868

EBITDA
  Net income (loss)                                     $  1,566  $ (1,382)
  Interest                                                   (48)     (226)
  Taxes                                                    1,245       (73)
  Depreciation                                               242       547
  Amortization                                               329       344
                                                        --------  --------
EBITDA                                                     3,334      (790)
                                                        --------  --------
  Share-based compensation                                 1,067     1,473
  Impairment of long-lived assets                             --     1,894
                                                        --------  --------
Adjusted EBITDA                                         $  4,401  $  2,577

                         SPARK NETWORKS, INC.
                   SEGMENT RESULTS FROM OPERATIONS
            (in thousands except subscriber information)

                                                      Three Months Ended
                                                           March 31,
                                                     ---------------------
                                                       2008       2007
                                                     ---------- ----------

Net Revenues
Jewish Networks                                      $    8,667 $    8,337
General Market Networks                                   2,576      5,032
Other Affinity Networks                                   3,353      3,229
Offline & Other Businesses                                  426        222
                                                     ---------- ----------
     Total Net Revenues                              $   15,022 $   16,820
                                                     ========== ==========

Direct Marketing Expenses
Jewish Networks                                      $      705 $      989
General Market Networks                                   1,336      3,638
Other Affinity Networks                                   1,842      1,995
Offline & Other Businesses                                  189        135
                                                     ---------- ----------
     Total Direct Marketing Expenses                 $    4,072 $    6,757
                                                     ========== ==========

Contribution
Jewish Networks                                      $    7,962 $    7,348
General Market Networks                                   1,240      1,394
Other Affinity Networks                                   1,511      1,234
Offline & Other Businesses                                  237         87
                                                     ---------- ----------
     Total Contribution                              $   10,950 $   10,063
                                                     ========== ==========

Average Paying Subscribers
Jewish Networks                                          93,411     97,124
General Market Networks                                  37,740     73,485
Other Affinity Networks                                  61,808     60,092
Offline & Other Businesses                                2,366        612
                                                     ---------- ----------
     Total Average Paying Subscribers                   195,325    231,313
                                                     ========== ==========

For More Information

Investors:
Brett Zane
+ 1-323-658-3000 ext. 4001
bzane@spark.net

Media:
Gail Laguna
+ 1-323-658-3000 ext. 4402
glaguna@spark.net